SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest event Reported): March 15, 2001


                       SOUTHERN GROUP INTERNATIONAL, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

       Florida                           000-26509          65-06001272
-----------------------                  ---------        ------------------
(State or other jurisdiction   (Commission File Number) (IRS Employer ID Number)
of incorporation or organization)


                        69 Mall Drive, Commack, NY 11725
                        ---------------------------------
                    (Address of principal executive offices)

                                 (631) 543-2800
                                 --------------
                         (Registrant's Telephone Number)



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Item 4.  Change in Registrant's certifying accountant.

         On March 15, 2001, Southern Group International, Inc. (the "Company") engaged the accounting firm of Grant Thornton, LLP ("Grant") as its independent public accountants to audit the Company's financial statements beginning with fiscal year ending December 31, 2000, and to review the Company's interim financial statements beginning with fiscal quarter ended March 31, 2001. The appointment of new independent public accountants was approved by the Company's Board of Directors. We amicably concluded our relationship with our former independent public accountant, Stuart H. Benjamin ("Benjamin") effective with the appointment of Grant.

         Prior to the appointment of Grant, the Company did not consult with Grant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         There were no disagreements with Benjamin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Benjamin to make references in his report to such disagreements.

         Benjamin's reports on the Company's financial statements have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles.

         We have provided Benjamin with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 1.0 to this report on Form 8-K.)

Item 7.  Financial Statements and Exhibits

Exhibit 1.0 Letter from Stuart H. Benjamin, P.C. dated April 3, 2001 regarding 8-K disclosure.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Southern Group International, Inc.



Date: April 3, 2001                           By: /s/ Konrad C. Kim
                                              ----------------------
                                              Konrad C. Kim, President